Registrant:  Northwestern Mutual Series Fund, Inc.
File Number:  811-3990
Registrant CIK Number: 0000742212

Sub Item 77C: Matters submitted to a vote of security holders

Special Meeting of Shareholders

A Special Meeting of Shareholders of Northwestern Mutual Series Fund, Inc. NMSF or the Series Fund was held on April 17, 2012. All of the outstanding shares of NMSF are held by The Northwestern Mutual Life Insurance Company Northwestern Mutual and therefore, Northwestern Mutual is the only shareholder of NMSF. Northwestern Mutual holds these shares for its general account and for its separate investment accounts usedfor its variable annuity contracts and variable life insurance policies. Northwestern Mutual voted the outstanding shares allocated to the separate accounts in accordance with the instructions received from variable annuity contract or variable life insurance policy owners. Shares of each Portfolio of NMSF as to which no timely instructions were received were voted by Northwestern Mutual in proportion to the instructions from those contract and policy owners and payees who furnished timely instructions with respect to shares of that Portfolio. Northwestern Mutual also voted the shares of each Portfolio held in its general account in the same proportion as it voted the rest of the shares for that Portfolio. The results of the shareholders vote on the proposals are as follows:

Proposal 1
To elect six Directors to Series Funds Board of Directors. Under
Maryland law, the nominees for director receiving the vote of a plurality of the outstanding voting shares of NMSF cast at a shareholders meeting will be elected.

Director Name		Votes For	     Votes Withheld	Total Votes
Miriam M. Allison	9,142,723,897.877    247,036,127.638	9,359,760,025.515
Christy L. Brown	9,128,053,060.490    231,706,965.025	9,359,760,025.515
Gail L. Hanson		9,142,489,820.848    217,270,204.667	9,359,760,025.515
Robert H. Huffman III	9,148,330,069.379    211,429,956.136	9,359,760,025.515
Gary A. Poliner		9,163,232,588.698    196,527,436.817	9,359,760,025.515
Michael G. Smith	9,131,487,051.808    228,272,973.707	9,359,760,025.515

Proposal 2
To approve the amendment and restatement of the existing Investment
Advisory Agreements between Mason Street Advisors, LLC and the Series Fund. Each Portfolio voted on this Proposal separately.

Portfolio Name		Votes For	Votes Against	Votes Abstained
Total Votes
Growth Stock		230,292,614.907	 9,402,523.087	 5,206,319.006
244,901,457.000
Focused Appreciation	168,132,400.458	 3,907,719.258	 2,904,700.284
174,944,820.000
Large Cap Core Stock	285,433,578.434	14,516,717.833	 9,189,561.733
309,139,858.000
Large Cap Blend		 84,739,011.786	 3,423,400.086	 3,466,669.128
91,629,081.000
Index 500 Stock		575,110,043.446	24,546,395.864	15,593,350.690
615,249,790.000
Large Company Value	 91,499,080.133	 3,603,676.400	 2,558,396.467
97,661,153.000
Domestic Equity		417,627,910.137	 9,494,396.693	11,732,745.170
438,855,052.000
Equity Income		252,477,258.444	 8,289,721.781	 5,543,422.775
266,310,403.000
Mid Cap Growth Stock	257,273,474.099	11,272,033.029	 8,112,794.872
276,658,302.000
Index 400 Stock		304,348,749.427	12,262,406.184	 8,958,869.389
325,570,025.000
Mid Cap Value		107,005,629.747	 2,012,226.014	 1,921,098.239
110,938,954.000
Small Cap Growth Stock	206,674,890.663	 6,832,576.564	 5,363,842.773
218,871,310.000
Index 600 Stock		 54,354,586.301	 5,591,963.170	 1,389,013.829
61,335,563.000
Small Cap Value		209,069,314.592	 6,243,630.242	 4,765,466.166
220,078,411.000
International Growth	244,399,406.329	 7,818,216.232	 4,948,094.439
257,165,717.000
Research International
	Core		126,539,304.366	 4,934,317.737	 2,471,734.897
133,945,357.000
International Equity	746,627,674.028	37,689,575.842	17,909,779.130
802,227,029.000
Emerging Markets Equity	160,079,134.495	 5,278,125.224	 4,627,579.281
169,984,839.000
Money Market		445,126,662.818	24,029,778.999	12,642,475.183
481,798,917.000
Short-Term Bond		152,760,766.934	 3,922,108.403	 7,757,887.663
164,440,763.000
Select Bond		894,121,017.637	19,054,360.204	37,276,861.159
950,452,239.000
Long-Term U.S.
	Government Bond	99,705,759.592	 3,203,045.309	 4,609,465.435
107,518,270.336
Inflation Protection	146,104,987.007	 4,226,437.301	 5,489,895.692
155,821,320.000
High Yield Bond		510,144,087.894	15,484,969.669	11,933,584.437
537,562,642.000
Multi-Sector Bond	223,498,633.276	 6,735,628.624	 8,830,964.100
239,065,226.000
Commodities Return
	Strategy	112,862,896.062	 3,716,258.066	 2,150,697.872
118,729,852.000
Balanced	      1,465,637,611.525	41,317,777.934	59,758,604.541
1,566,713,994.000
Asset Allocation	209,972,262.806	 4,742,852.503	 7,474,566.691
222,189,682.000

Proposal 3
To approve matters relating to changes in the Portfolios commodities policies. All Portfolios other than the Commodities Return Strategy Portfolio voted on this Proposal separately.

Portfolio Name		Votes For	Votes Against	Votes Abstained
Total Votes
Growth Stock		230,307,942.733	 8,360,406.054	 6,233,108.213
244,901,457.000
Focused Appreciation	167,381,385.008	 3,704,878.023	 3,858,556.969
174,944,820.000
Large Cap Core Stock	286,628,273.973	11,376,107.535	11,135,476.492
309,139,858.000
Large Cap Blend		 86,663,784.444	 2,106,690.786	 2,858,605.770
91,629,081.000
Index 500 Stock		574,958,876.532	18,803,308.310	21,487,605.158
615,249,790.000
Large Company Value	 94,129,295.211	   338,854.094	 3,193,003.695
97,661,153.000
Domestic Equity		417,955,196.313	 7,490,194.625	13,409,661.062
438,855,052.000
Equity Income		255,421,154.113	 4,828,562.570	 6,060,686.317
266,310,403.000
Mid Cap Growth Stock	254,907,693.661	11,523,861.058	10,226,747.281
276,658,302.000
Index 400 Stock		304,330,892.637	10,584,909.452	10,654,222.911
325,570,025.000
Mid Cap Value		106,784,376.310	 1,770,554.391	 2,384,023.299
110,938,954.000
Small Cap Growth Stock	205,530,439.178	 6,227,919.196	 7,112,951.626
218,871,310.000
Index 600 Stock		 54,705,819.393	 5,352,200.049	 1,277,543.858
61,335,563.000
Small Cap Value		210,063,045.769	 4,760,481.579	 5,254,883.652
220,078,411.000
International Growth	244,052,500.610	 7,507,761.994	 5,605,454.396
257,165,717.000
Research International
	Core		128,873,664.536	 2,098,362.120	 2,973,330.344
133,945,357.000
International Equity	746,892,942.632	29,072,832.745	26,261,253.623
802,227,029.000
Emerging Markets Equity	161,169,222.961	 4,036,071.397	 4,779,544.642
169,984,839.000
Money Market		443,697,228.761	18,200,959.261	19,900,728.978
481,798,917.000
Short-Term Bond		154,059,830.016	 2,670,815.151	 7,710,117.833
164,440,763.000
Select Bond		896,516,685.404	15,143,505.378	38,792,048.218
950,452,239.000
Long-Term U.S.
	Government Bond	100,986,029.261	   979,081.449	 5,553,159.626
107,518,270.336
Inflation Protection	147,440,136.887	 1,784,689.944	 6,596,493.169
155,821,320.000
High Yield Bond		514,627,251.624	 8,799,060.001	14,136,330.375
537,562,642.000
Multi-Sector Bond	226,112,635.205	 2,808,224.314	10,144,366.481
239,065,226.000
Balanced	      1,453,323,242.355 37,897,426.145	75,493,325.500
1,566,713,994.000
Asset Allocation	208,076,339.675	 3,134,202.275	10,979,140.050
222,189,682.000

Proposal 4
To approve the reclassification of the investment objectives of 18 Portfolios from fundamental to nonfundamental. Only the shareholders of the Growth Stock, Focused Appreciation, Large Cap Core Stock, Index 500 Stock, Domestic Equity, Equity Income, Mid Cap Growth Stock, Index 400 Stock, Mid Cap Value, Small Cap Growth Stock, Small Cap Value, International Growth, International Equity, Money Market, Select Bond, High Yield Bond, Balanced and Asset Allocation Portfolios, voting separately, voted on this Proposal.

Portfolio Name		Votes For	Votes Against	Votes Abstained
Total Votes
Growth Stock		227,062,477.496	11,782,631.969	 6,056,347.535
244,901,457.000
Focused Appreciation	165,643,347.709	5,891,376.911	 3,410,095.380
174,944,820.000
Large Cap Core Stock	284,605,132.946	13,560,480.248	10,974,244.806
309,139,858.000
Index 500 Stock		561,240,342.877	33,886,902.773	20,122,544.350
615,249,790.000
Domestic Equity		413,568,441.885	12,170,357.013	13,116,253.102
438,855,052.000
Equity Income		251,273,290.958	 9,188,409.101	 5,848,702.941
266,310,403.000
Mid Cap Growth Stock	252,104,476.077	15,426,750.527	 9,127,075.396
276,658,302.000
Index 400 Stock		298,368,476.180	15,545,980.078	11,655,568.742
325,570,025.000
Mid Cap Value		105,678,357.281	 2,878,894.059	 2,381,702.660
110,938,954.000
Small Cap Growth Stock	202,954,026.548	10,332,387.171	 5,584,896.281
218,871,310.000
Small Cap Value		207,765,587.593  6,410,501.907	 5,902,321.500
220,078,411.000
International Growth	241,985,587.405	 9,676,711.190	 5,503,418.405
257,165,717.000
International Equity	737,127,538.486	42,842,941.207	22,256,549.307
802,227,029.000
Money Market		433,030,821.130	34,402,781.628	14,365,314.242
481,798,917.000
Select Bond		879,826,990.825	31,995,078.294	38,630,169.881
950,452,239.000
High Yield Bond		507,807,537.032	15,757,156.982	13,997,947.986
537,562,642.000
Balanced	      1,422,269,237.379	70,297,286.471	74,147,470.150
1,566,713,994.000
Asset Allocation	206,418,560.825	 6,638,414.815	 9,132,706.360
222,189,682.000

Proposal 5
To approve a change in the classification of each of the Focused
Appreciation Portfolio and the Inflation Protection Portfolio from a diversified company to a nondiversified company under Section 5b of the Investment Company Act of 1940, as amended. Only the shareholders of the Focused Appreciation and Inflation Protection Portfolios, voting separately, voted on this Proposal.

Portfolio Name		Votes For	Votes Against	Votes Abstained
Total Votes
Focused Appreciation	165,002,373.055	6,027,559.148	3,914,887.797
174,944,820.000
Inflation Protection	144,394,925.252	4,721,869.670	6,704,525.078
155,821,320.000